UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 19, 2016

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 19, 2016, Tesla Motors, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), and Elon Musk, the Company’s Chief Executive Officer, pursuant to which (i) the Company agreed to issue and sell 6,519,656 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) Mr. Musk agreed to offer and sell 2,782,670 shares of Common Stock, in a public offering pursuant to a Registration Statement on Form S-3 (File No. 333- 211437) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters an option to purchase up to an additional 1,395,348 shares of Common Stock. The Underwriters notified the Company of the exercise in full of their option to purchase the additional shares on May 23, 2016, and the Offering, including the sale of shares of Common Stock subject to the Underwriters’ option, closed on May 25, 2016.

The net proceeds from the Offering to the Company were approximately $1.7 billion, after deducting underwriting discounts and commissions and estimated offering expenses. The Company did not receive any proceeds from the sale of shares by Mr. Musk. In connection with the Offering, Mr. Musk exercised stock options for 5,503,972 shares of Common Stock that were set to expire on December 3, 2016 (the “Option Exercise”) and sold 2,782,670 of those shares in the Offering. All of the net proceeds Mr. Musk received upon such sale were used to satisfy taxes incurred in connection with the Option Exercise. In addition, Mr. Musk donated 1.2 million shares of Common Stock to charity. In aggregate, Mr. Musk was a net buyer of Tesla stock in these transactions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 19, 2016, by and among Tesla Motors, Inc., Elon Musk, as selling stockholder, and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler
Jason Wheeler
Chief Financial Officer

Date: May 25, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 19, 2016, by and among Tesla Motors, Inc., Elon Musk, as selling stockholder, and Morgan Stanley & Co. LLC and Goldman, Sachs & Co., as representatives of the several underwriters named in Schedule I thereto.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).